SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 1, 2006

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)

(205) 444-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On February 2, 2006, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it entered into a Development and License Agreement dated as of February 1, 2006 (the “Mundipharma Agreement”), with Mundipharma International Holdings Limited (“Mundipharma”).  The Mundipharma Agreement is a collaboration between the Company and Mundipharma for development and commercialization of the Company’s lead clinical compound Fodosine™, or BCX-1777, in markets across Europe, Asia and Australasia for use in oncology.

Under the Mundipharma Agreement, Mundipharma will obtain rights in markets across Europe, Asia and Australasia to Fodosine™ in the field of oncology in exchange for a $10 million up-front payment. Mundipharma will pay up to an additional $10 million for 50% of the costs of current trials of Fodosine™ and on a planned Phase IIb trial to be conducted by the Company. Furthermore, Mundipharma will commit up to an additional $15 million to assist in the evaluation of Fodosine’s™ therapeutic safety and efficacy profile.  The Company may also receive future event payments totaling $155 million in addition to royalties on product sales of Fodosine™ by Mundipharma.

Under existing license agreements, the Company is required to pay a percentage of the up-front payment, future event payments and royalties to third parties, as discussed further under Item 8.01 below.

For the next five years after the effective date of this alliance between Mundipharma and BioCryst, Mundipharma will have a right of first negotiation on any new PNP inhibitors BioCryst elects to develop in the area of oncology, except for the BioCryst compound BCX-4208.  BioCryst retains all rights to commercialize and promote Fodosine™ in the United States, and other countries outside the scope of this agreement.

Item 8.01. Other Events and Regulation FD Disclosure.

On February 2, 2006 the Company and Mundipharma issued a joint press release announcing the execution of the Mundipharma Agreement. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Registrant’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K.  The information available at Registrant’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the Securities and Exchange Commission.

The Company originally obtained rights to the family of PNP inhibitor compounds which includes Fodosine™ under a License Agreement, dated as of June 27, 2000, as amended by a First Amendment Agreement dated as of July 26, 2002, and a Second Amendment Agreement dated as of April 15, 2005 (collectively, the “PNP License”), by and among Albert Einstein College of Medicine (“AECOM”), Industrial Research, Ltd. (“Industrial”) and the Company.  Redacted copies of the original PNP License agreement and the first and second amendments thereto were filed as exhibits to the Current Report on Form 8-K filed by the Registrant on November 30, 2005 and are incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description

10.1

License Agreement dated as of June 27, 2000, by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., as amended by the First Amendment Agreement dated as of July 26, 2002 and the Second Amendment Agreement dated as of April 15, 2005.  Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated November 30, 2005. (Portions omitted pursuant to request for confidential treatment.)

99.1	Press release dated February 2, 2006 entitled “BioCryst and Mundipharma International Holdings Limited Collaborate on Development of Fodosine™.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Dated: February 2, 2006
	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

License Agreement dated as of June 27, 2000, by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., as amended by the First Amendment Agreement dated as of July 26, 2002 and the Second Amendment Agreement dated as of April 15, 2005.  Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated November 30, 2005. (Portions omitted pursuant to request for confidential treatment.)

99.1	Press release dated February 2, 2006 entitled “BioCryst and Mundipharma International Holdings Limited Collaborate on Development of Fodosine™.”